SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CITIGROUP INC.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE
(State of Incorporation
or Organization)
52-1568099
(I.R.S. Employer Identification no.)
399 Park Avenue
New York, New York 10043
(Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a	If this form relates to the registration of a
class of securities pursuant to Section 12(b)	class of securities pursuant to Section 12(g)
of the Exchange Act and is effective	of the Exchange Act and is effective
pursuant to General Instruction A.(c), please	pursuant to General Instruction A.(d), please
check the following box. ☑	check the following box. ☐
Securities Act registration statement file numbers to which this form relates: 333-157459
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Tangible Dividend Enhanced Common Stock (T-DECS)	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
          Citigroup Inc. (the “Registrant”) registers hereunder its Tangible Dividend Enhanced Common Stock (the “T-DECS”), each with a stated amount of $100. For a description of the securities to be registered hereunder, reference is made to the information under the heading “The T-DECS” on pages 6 through 10 and under the heading “Description of the T-DECS” on pages 18 through 20 of the Registrant’s preliminary prospectus dated December 14, 2009 (Registration No. 333-157459) (the “T-DECS Prospectus”). Each T-DECS is a unit comprised of a prepaid stock purchase contract and a junior subordinated amortizing note. For a description of the stock purchase contracts, reference is made to the information under the heading “Description of the Purchase Contracts” on pages 21 through 32 of the T-DECS Prospectus. For a description of the junior subordinated amortizing note, reference is made to the information under the heading “Description of the Amortizing Notes” on pages 33 through 41 of the T-DECS Prospectus. Each such description referred to above, and the T-DECS Prospectus, is hereby incorporated herein by reference and made part of this registration statement in its entirety. The description of the T-DECS, stock purchase contracts, and junior subordinated amortizing notes contained in the final Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the T-DECS, is deemed to be incorporated herein by reference and made part of this registration statement in its entirety.
Item 2. Exhibits.
          3 .1 Restated Certificate of Incorporation of Citigroup Inc. dated October 30, 2009, incorporated by reference to Exhibit 3.01 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009 (File No. 1-9924).
          4.1 By-Laws of the Registrant, as amended, effective October 16, 2007, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed October 19, 2007 (File No. 1-9924).
          4.2 Indenture, dated July 23, 2004, between Citigroup and JPMorgan Chase Bank, as trustee (incorporated by reference to Exhibit 4.28 to Citigroup’s Registration Statement on Form S-3 (No. 333-117615)).
          4.3 Form of Supplemental Indenture, between Citigroup Inc. and The Bank of New York Mellon, as trustee.
          4.4 Form of Purchase Contract Agreement, between Citigroup Inc. and The Bank of New York Mellon, as purchase contract agent.
          99.1 Preliminary Prospectus dated December 14, 2009 describing the Tangible Dividend Enhanced Common Stock (T-DECS), Subject to Completion, incorporated by reference to the Registrant’s automatic shelf registration statement on Form S-3 filed on February 20, 2009 (Registration No. 333-157459).

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Citigroup Inc.
(Registrant)

By:	/s/ Gregory C. Ehlke Name: Gregory C. Ehlke
Title: Assistant Treasurer
Date: December 16, 2009

INDEX TO EXHIBITS

Exhibit No.	Exhibit

3 .1	Restated Certificate of Incorporation of Citigroup Inc. dated October 30, 2009, incorporated by reference to Exhibit 3.01 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009 (File No. 1-9924).

4 .1	By-Laws of the Registrant, as amended, effective October 16, 2007, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed October 19, 2007 (File No. 1-9924).

4.2	Indenture, dated July 23, 2004, between Citigroup and JPMorgan Chase Bank, as trustee (incorporated by reference to Exhibit 4.28 to Citigroup’s Registration Statement on Form S-3 (No. 333-117615)).

4.3	Form of Supplemental Indenture, between Citigroup Inc. and The Bank of New York Mellon, as trustee.

4.4	Form of Purchase Contract Agreement, between Citigroup Inc. and The Bank of New York Mellon, as purchase contract agent.

99.1	Preliminary Prospectus dated December 14, 2009 describing the Tangible Dividend Enhanced Common Stock (T-DECS), Subject to Completion, incorporated by reference to the Registrant’s automatic shelf registration statement on Form S-3 filed on February 20, 2009 (Registration No. 333-157459).